UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 5, 2010, Entertainment Properties Trust (the “Company”) issued a press release announcing its plans to make a public offering of 3,000,000 newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 450,000 shares of newly issued common shares.

At the time of the announcement, the Company filed a preliminary prospectus supplement with the Securities and Exchange Commission in connection with the proposed offering. The supplement includes the recent developments described below.

Recent Developments

The following are principal recent developments that occurred on or after March 31, 2010:

Concord Resorts

The Company has a mortgage note receivable with a net carrying value at March 31, 2010 of $133.1 million, from Concord Resorts, LLC (“Concord Resorts”), an entity controlled by Louis Cappelli, related to a planned casino and resort development in Sullivan County, New York. The development project has been delayed, and Concord Resorts has ceased making interest payments to the Company as contractually obligated under the loan agreement. On December 31, 2009, the Company commenced litigation against Mr. Cappelli and his affiliates seeking payment of amounts due under various loans to them and a declaratory judgment that no further investments are required to be made by the Company under any prior commitment to Mr. Cappelli or any of his affiliates. On April 9, 2010, Mr. Cappelli and certain affiliates commenced litigation against the Company seeking declaratory relief, derivative relief and money damages totaling approximately $1.2 billion with respect to the casino project and the White Plains entertainment retail center.

Investment Pipeline

The Company has entered into a letter of intent relating to the acquisition of 12 theatre properties for approximately $123.6 million from a third-party. The theatre properties contain an aggregate of approximately 192 screens and are comprised of an aggregate of approximately 864,530 square feet of space located on 139 acres. The theatre properties are leased to a prominent theatre operator pursuant to triple net leases with the tenant responsible for all taxes, costs and expenses arising from the use or operation of the properties. The leases contain cross-default provisions pursuant to which a default under one lease would result in a default under each other lease. The leases will continue to be in effect after the transaction. The initial rent on the properties is fixed at approximately $13.4 million per year during the remaining initial term of approximately eight years, with a step down in rent in the event the tenant exercises the first of five tenant options to extend for five years each. The transaction contemplated by the letter of intent is contingent upon the negotiation and execution of definitive agreements, due diligence and other contingencies. The Company cannot assure you that the transaction will be completed on the terms described above or at all.

Debt Financing Plans

The Company has recently commenced discussions with its lenders and other financial institutions regarding the potential incurrence of new or alternative debt financing. The Company is seeking commitments for a new unsecured revolving credit facility from its current lenders that would replace the Company’s existing secured revolving credit facility. The Company anticipates that this potential revolving credit facility would provide availability for borrowing of up to $300 million (which could be increased by up to $100 million) and would contain certain covenants including financial covenants. The potential new revolving credit facility would be subject to a number of conditions including completion of due diligence satisfactory to the lenders, negotiation and execution of definitive agreements, completion of additional debt financing and repayments of certain of the Company’s outstanding indebtedness. The Company cannot assure you that it will enter into a new revolving credit facility on these terms or on other terms that are attractive to the Company, or at all. The Company may also seek to access the public and private credit markets on an opportunistic basis through the issuance of debt securities from time to time. The Company’s efforts to potentially refinance existing debt or incur additional debt are intended to increase its access to capital and permit it to more efficiently match available debt and equity financing to the Company’s ongoing capital requirements. This does not reflect a change in the Company’s overall strategy for its debt levels as the Company intends to continue maintaining the ratio of debt to total book capitalization at between 40% and 50% for the foreseeable future. The Company cannot assure you that it will seek or obtain additional or alternative debt financing from time to time on terms that are attractive to the Company, or at all. One or more of the underwriters in the offering, or their affiliates, may from time to time participate in, arrange or act as purchasers or lenders in such possible debt financings. In the event the Company enters into a new revolving credit facility, issues debt securities or incurs additional indebtedness, such debt may have additional or more restrictive covenants which may limit the Company’s ability to operate its business.

Item 8.01.	Other Events.

On May 5, 2010, the Company issued a press release announcing its plans to make a public offering of 3,000,000 newly issued common shares with a grant to the underwriters of an over-allotment option to purchase an additional 450,000 shares of newly issued common shares. The offering will be made under an automatic “shelf” registration statement filed pursuant to the Securities Act of 1933, as amended, and previously declared effective by the SEC. The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVER-ALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01	Financial Statements and Exhibits.

Number	Description

99.1	Press Release dated May 5, 2010 issued by Entertainment Properties Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ MARK A. PETERSON
Name:	Mark A. Peterson
Title:	Vice President, Treasurer and Chief Financial Officer

Date: May 5, 2010

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated May 5, 2010 issued by Entertainment Properties Trust